                                                                  Exhibit 10.23

                             SPLIT DOLLAR AGREEMENT


                            ALLMERICA LIFE INSURANCE
                              POLICY NO. V062874700


         AGREEMENT made as of this 24 day of February, 1999, by and between John Hayes (the "Employee"), and DM Management Company, a Delaware corporation (the "Employer").

         WHEREAS, the Employee wishes to establish a life insurance program for the benefit and protection of his family under Policy No. V062874700 (the "Policy") issued by Allmerica Financial Life Insurance and Annuity Company, of Worcester, Massachusetts (the "Insurer"); and

         WHEREAS, the Employer wishes to help the Employee provide such insurance for the benefit and protection of his family by the payment of the premiums due on the Policy in accordance with Article 2 hereof; and

         WHEREAS, the Employee will be the sole owner of the Policy, and will assign the Policy to the Employer for the purpose of providing security for the repayment of the amounts which the Employer will contribute toward payment of the premium due or to become due on the Policy pursuant to an agreement of even date to be executed by the parties hereto (the "Collateral Assignment"); and

         WHEREAS, it is the desire of the parties to define the extent of the Employer's interest in the cash surrender value and death proceeds of the Policy;

         NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the parties hereto as follows:

ARTICLE 1:  OWNERSHIP OF POLICY

         The Policy is the exclusive property of the Employee, who may exercise all rights of ownership with respect to his interest therein, subject to the security interest of the Employer as expressed in this Agreement and the Collateral Assignment and to any death benefit which may become due to the Employer.

ARTICLE 2:  PAYMENT OF PREMIUMS

         A. For the first seven (7) years the Policy is in force, or until this Agreement is earlier terminated as provided in Article 8, the Employer shall be responsible for the payment of (i) the scheduled premium, or (ii) such lesser amount as the Insurer advises is consistent with the insurance features of the Policy. In addition, after the expiration of said seven-year period and while this Agreement is still in effect, the Employer may make such additional payments as the Insurer advises is consistent with maintaining the intended value of the Policy but only if such greater amount or additional payments are approved by the Compensation Committee of the Employer's Board of Directors.

         B. The Employee understands that he will recognize taxable income in each year with respect to the life insurance protection afforded to the Employee in accordance with Internal Revenue Service rulings and regulations.

         C. The Employer shall, before the end of any grace period provided in the Policy for each premium payment, remit the annual premiums as stated in the Policy until this Agreement is terminated as provided in Article 8. If requested, the Employer shall give proof to the Employee of the timely payment of each premium.

ARTICLE 3:  COLLATERAL ASSIGNMENT

         To secure the repayment to the Employer of an amount equal to the aggregate amount of its premium payments under the Policy to the extent provided in Article 6, the Employee has contemporaneously with the execution of this Agreement assigned the Policy to the Employer as collateral, by means of the form of Collateral Assignment attached to this Agreement as Schedule 1. The Collateral Assignment shall not be altered, terminated or amended by Employee without the express written consent of the Employer. The parties agree to take all action necessary to cause such assignment to conform to the provisions of this Agreement.

ARTICLE 4:  RIGHTS IN POLICY

         A.  The Employer shall have no right to borrow against the Policy.

         B. The Employee, in recognition of the defined contribution provisions of this Agreement and the variable nature of the death benefits, shall have the right to allocate the aggregate account value to particular investment vehicles, subject to a right of the Employer to disapprove a particular investment vehicle which it deems inappropriate.

         C. The Employee shall have the right to exchange the Policy for such other policies and/or insurers that he deems appropriate based upon the investment performance or financial condition of the Insurer, subject to the approval of the Employer, which approval shall not unreasonably be denied. Action by the Employee or the Employer to change the Policy and/or insurer pursuant to this paragraph shall not otherwise alter the rights and responsibilities of the Employer and the Employee as set forth in this Agreement.

         D. The Employer shall have no responsibility for a shortfall in the projected total return on the paid-in premiums available to provide the death benefit.

         E. The Employer shall not take any action that might endanger the interest of the Employee in the Policy. The Employee shall not take any action that might endanger the interest of the Employer in the Policy.

ARTICLE 5:  EMPLOYEE'S RIGHTS IN POLICY

         The Employee retains all other rights in the Policy not specifically assigned to the Employer including, but not limited to, the following rights:

         A. The right to surrender the Policy as set forth in Paragraph D of the Collateral Assignment.

         B. The right to change the beneficiary of the Policy, to the extent of his interest.

         C. The right to select optional methods of settlement with regard to the death benefit provided in PART TWO of Article 7.

         D. All other rights contained in the Policy, to the extent the exercise of such rights does not adversely affect the Employer's interest in the Policy.

ARTICLE 6:  PAYMENT OF CASH SURRENDER VALUE

         A. Except as set forth in this Article 6, Section B, in the event this Agreement is terminated pursuant to Section A or B of Article 8, the Employer shall have the unqualified right to receive from the Insurer a sum which is equal to the lesser of (a) the then cash surrender value as defined in the Policy or (b) the aggregate unreimbursed amount of premium payments with respect to the Policy for which the Employer was responsible pursuant to Article 2, Section A (the "Premium Reimbursement"). This amount shall be established in a written statement to the Insurer by the Employer, and the Insurer shall have the right, without liability to the Employee or his beneficiary or beneficiaries of the Policy, to rely exclusively upon such statement. The Employer shall, upon receiving such sum, release the Collateral Assignment of the Policy.

         B. In the event that this Agreement is terminated pursuant to Section B of Article 8 after the occurrence of a "Terminating Event" (as defined in Section C of this Article 6), the Employer shall not be entitled to receive the Premium Reimbursement pursuant to Section A of Article 6.

         C. For purposes of this Article 6, a "Terminating Event" shall mean any of the following if it occurs within two years of a "Change in Control" (as defined in Section E of this Article 6):

                  (i) termination by the Employer of the Employee's employment with the Employer for any reason other than (a) the Employee's death or disability, or (b) for "Cause" (as such term is defined in Section D of this Article 6), or

                  (ii) Employee's resignation as an employee of the Employer, other than for reasons of disability, following a significant reduction in the nature or scope of the Employee's duties, responsibilities, authority and powers from the duties, responsibilities, authority and powers exercised by the Employee immediately prior to the Change in Control or a reduction in the Employee's annual base salary as in effect on the date of the Change in Control, except for across-the-board salary reductions similarly affecting all management personnel of the Employer (or the surviving entity, in the case of a merger or acquisition in which the Employer is not the surviving entity).

         D. For purposes of Section C of this Article 6, "Cause" shall mean:

                  (i) deliberate dishonesty with respect to the Employer or any subsidiary or affiliate thereof;

                  (ii) conviction of a crime involving moral turpitude; or

                  (iii) gross and willful failure to perform a substantial portion of the Employee's duties and responsibilities as an officer of the Employer, which failure continues for more than thirty days after written notice given to the Employee pursuant to a two-thirds vote of all of the members of the Board of Directors of the Employer then in office, such vote to set forth in reasonable detail the nature of such failure.

         E. For the purposes of this Article 6, "Change in Control" shall mean the occurrence of any one or more of the following events:

                  (i) if there is a merger or consolidation of the Employer with any other entity and the voting securities of the Employer outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Employer or such surviving entity immediately after such merger or consolidation, or

                  (ii) when any person or entity or group of persons or entities either related or acting in concert becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange At of 1934, as amended) of securities of the Employer representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Employer (any such person or entity or group of persons or entities being referred to, collectively in the case of any such group, as an "Acquiring Person"), or

                  (iii) if the Employer sells all or substantially all of its assets to another entity, other than in a transaction in which the voting securities of the Employer outstanding immediately prior to such transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Employer or such surviving entity immediately after such transaction, or

                  (iv) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who are Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Employer. For this purpose, a "Continuing Director" shall mean (a) an individual who was a director of the Employer at the beginning of such period or (b) any new director (other than a director designated by an Acquiring Person) whose election by the Board or nomination for election by the Board, a committee thereof or the Employer's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved; or

                  (v) one or more Acquiring Persons has succeeded, as the result of or in response to actual or threatened election contests, whether by settlement or otherwise, in having elected to the Board of Directors of the Employer, whether at one time or on a cumulative basis, a sufficient number of its nominees to constitute (a) more than thirty percent (30%) of the members of the Employer's Board of Directors, rounded down to the nearest whole number, if the number of directors on the Employer's Board is eight or less, or (b) more than forty percent (40%) of the members of the Employer's Board, rounded down to the nearest whole number, if the number of directors on the Employer's Board is nine or more.

ARTICLE 7:  PAYMENT OF DEATH BENEFIT

         In the event of the death of the Employee while the Policy and this Agreement are in force, the net proceeds of the Policy shall be divided into two parts and paid as follows:

                  PART ONE: To the Employer, a sum equal to the aggregate unreimbursed amount of premium payments for which the Employer was responsible pursuant to Section A of Article 2, unless Section B of Article 6 applies.

                  PART TWO: To the designated beneficiaries of the Employee, the remaining proceeds of the Policy.

ARTICLE 8:  TERMINATION OF AGREEMENT

         This Agreement shall terminate:

         A. Upon surrender of the Policy by the Employee, except when the Policy is surrendered and a new policy is issued pursuant to an exchange under
Article 4, Section C.

         B. Upon the termination of the employment of the Employee for any reason other than retirement at or after attaining the age of 65.

         C. On the death of the Employee.

ARTICLE 9:  EXCHANGE OF POLICY

         In the event the Employer is required to exchange the Policy under
Article 4, Section C, the Employee shall execute any forms necessary or appropriate to effect such exchange including, without limitation, the surrender of the Policy, the transfer of proceeds to the new insurer and the execution of a new Split Dollar Agreement and Collateral Assignment. Such exchange shall qualify under Section 1035 of the Internal Revenue Code or successor provisions of similar import.

ARTICLE 10:  OBLIGATIONS OF INSURER

         Any payments made or action taken by the Insurer in accordance with the provisions of the Policy and the Collateral Assignment shall fully discharge it from all claims, suits, and demands of all persons whatsoever.

ARTICLE 11:  MISCELLANEOUS

         A. This Agreement shall be binding upon the parties hereto, their heirs, legal representative, successors and assigns.

         B. This Agreement and the Collateral Assignment embody all agreements between or among the parties with respect to the Policy, and no change, alteration, or modification may be made except in writing signed by all parties hereto.

         C. This Agreement shall be governed by, and construed in accordance with the provisions of, the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

         D. Any dispute, controversy or claim with respect to any party's performance under this Agreement shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by a single arbitrator who shall be selected by the American Arbitration Association in Boston, Massachusetts. Such arbitration shall be conducted in the City of Boston in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Punitive damages shall not awarded. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have set their hand and seals effective as of the day and year first above written.


                                            /s/ John Hayes
                                            ------------------------------------
                                            John Hayes, Employee

                                            Date: February 24, 1999

                                            DM MANAGEMENT COMPANY, Employer


                                            By /s/ Olga L. Conley
                                               ---------------------------------

                                            Its Chief Financial Officer
                                                --------------------------------

                                            Date: February 24, 1999

                      SCHEDULE 1 TO SPLIT DOLLAR AGREEMENT

                ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL


         A. FOR VALUE RECEIVED, the undersigned John Hayes (hereinafter the "Owner") hereby assigns, transfers and sets over to DM Management Company, a Delaware corporation, its successors and assigns (hereinafter the "Assignee"), the following specific rights (and only those specific rights) in and to policy number V062874700, issued by Allmerica Financial Life Insurance and Annuity Company (hereinafter the "Insurer") and any supplementary contract or contracts issued in connection therewith (said policy and any such contracts hereinafter the "Policy"), insuring the life of the Owner, subject to all terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Owner, by this Assignment, and the Assignee, by acceptance of the Assignment of the Policy to it hereunder, agree to the terms and conditions contained in the Policy.

         B. This Assignment is made, and the Policy is to be held as collateral security for, all rights of and obligations owed to the Assignee, now existing or hereafter arising under and pursuant to a certain Split Dollar Agreement, by and between the Owner and the Assignee of even date herewith pertaining to the Policy (hereinafter the "Agreement"). The Owner reserves all rights and powers in and to the Policy, except those specific, limited rights in the Policy granted to the Assignee hereby, as security for all rights of and obligations owed to the Assignee under the Agreement.

         C. It is expressly agreed that the Assignee's interest in the Policy under and by virtue of this Assignment shall be limited to the following specific rights, and no others: (1) in the case of the death of the Owner, the right to be paid the amounts due it under PART ONE of Article 7 of the Agreement by recovering said amounts directly from the Insurer out of the net death proceeds of the Policy; (2) in the event that Agreement is terminated pursuant to Article 8, Sections A or B, the right to be paid the amount due it, if any, under Article 6 of the Agreement. Neither party shall have the right to borrow against the Policy, except that the Owner may borrow against the Policy after attaining the age of 65, so long as such borrowing shall not include funds from the Assignee's interest in the Policy.

         D. Notwithstanding this Assignment, the Owner shall specifically retain all incidents of ownership in and to the Policy, including, but not limited, to:
(1) in accordance with the terms of the Agreement, the right to cancel or surrender the Policy and to receive, subject to Paragraph C. 2. hereof, the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow; (2) the right to designate and change the Policy beneficiary, with respect to the amount to be paid pursuant to PART TWO of Article 7 of the Agreement; (3) the right to elect any optional methods of settlement with regard to the death benefit under PART TWO of Article 7; (4) the right to borrow against the Policy after the Owner attains age 65, so long as such borrowing shall not include funds from the Assignee's interest in the Policy; (5) the right to designate any reallocation of unit values as permitted by the Policy subject to a right of the Assignee to disapprove a particular allocation which it deems inappropriate; and (6) all other rights contained in the Policy to the extent the exercise of such rights does not adversely affect the interest of the Assignee; provided, however, that all of the foregoing rights retained by the Owner in the Policy shall be subject to the terms and conditions of the Agreement.

         E. The Assignee agrees with the Owner as follows: (1) any funds received by Assignee from the Insurer which are attributable to the portion of the death benefit allocated to PART TWO of Article 7 of the Agreement shall be paid by the Assignee to the beneficiaries designated by the Owner; and (2) if the Policy is in the possession of the Assignee, the Assignee will, upon the Owner's request, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner hereunder.

         F. Notwithstanding anything in this Assignment to the contrary, the Insurer shall be under no obligation to monitor the obligation of the Assignee hereunder to pay to the designated beneficiaries of the Owner any amounts received from the Insurer under PART TWO of Article 7 of the Agreement after payment of PART ONE to the Assignee under the Agreement; and the Insurer shall have no obligation or liability to any person or entity if the Assignee fails to pay such amounts as required hereunder.

         G. The Insurer is hereby authorized to recognize, and is protected in recognizing, the Assignee's claims to amounts due it hereunder without investigating the validity of its claim thereto, the reason for any action taken by the Assignee, the validity or accuracy of the amount of any of the liabilities of the Owner to the Assignee under the Agreement, the existence of any default therein, the giving of any notice required therein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. A receipt executed solely by the Assignee for any amounts received by it from the Insurer shall be a full discharge and release of the Insurer from the obligations released thereby.

         H. In furtherance hereof, the Owner appoints the Assignee his attorney-in-fact for the following purposes:

         1. to receive the portion of the death benefit payable to the Assignee upon the death of the Owner under PART ONE of Article 7 of the Agreement; and

         2.       to receive, upon termination of the Agreement pursuant to
                  Article 8, Sections A or B thereof, the amount, if any, designated in Article 6, Sections A or B of the Agreement, as the case may be.

         This appointment is coupled with an interest in the Assignee and shall be irrevocable so long as the Agreement remains in force.

         I. The Insurer shall not comply with a request made by the Owner for cancellation or surrender of the Policy without the consent of the Assignee. Upon receipt of an assented-to request for cancellation or surrender, the Insurer shall terminate the Policy and this Assignment shall be of no further force or effect; provided, however, that the Insurer shall set aside and deduct from any amounts to be paid to the Owner under the terms of the Policy in consequence of its cancellation or surrender, the amount due to the Assignee under the provisions of Article 6 of the Agreement, which amount shall be paid to the Assignee by the Insurer.

         J. In the event of any conflict between the provisions of this Assignment and the provisions of the Agreement with respect to the Policy or the Assignee's rights therein, the provisions of the Agreement shall prevail.

         K. The Owner declares that no proceedings in bankruptcy are pending against the Owner and that the Owner's property is not subject to any assignment for the benefit of creditors of the Owner.

         Signed and sealed as of the 24 day of February, 1999.



                                              /s/ John Hayes
                                              ----------------------------------
                                              John Hayes, Owner

                                                     Date: February 24, 1999
Accepted and Agreed:

DM Management Company

By:/s/ Olga L. Conley
   ---------------------------------------

Its: Chief Financial Officer
     -------------------------------------

Date: February 24, 1999


                      ACKNOWLEDGEMENT OF SIGNATURE OF OWNER

COMMONWEALTH OF MASSACHUSETTS )
COUNTY OF Plymouth            )ss:


On the 24th day of February, 1999, before me personally came John Hayes, to me known to be the individual described in and who executed the assignment above and acknowledged to me that he executed the same.

                                            /s/ Patricia L. Eppich
                                            ------------------------------------
                                            Notary Public


                                            My commission expires: 4/1/05
                                                                  --------------


                                                     PATRICIA L EPPICH
                                                       Notary Public
                                            My Commision Expires April 1, 2005

                    ACKNOWLEDGEMENT OF SIGNATURE OF ASSIGNEE

COMMONWEALTH OF MASSACHUSETTS )
COUNTY OF Plymouth            )ss:


On the 24 day of February, 1999, before me personally came Olga L. Conley, who being by me duly sworn, did depose and say that he is the Chief Financial Officer of DM Management Company, the corporation described in and which executed the acceptance and agreement of assignment above; and that he signed his name thereto by the authority granted to his office.


                                            /s/ Patricia L. Eppich
                                            ------------------------------------
                                            Notary Public

                                            My commission expires: 4\1\05
                                                                  --------------

                                                    PATRICIA L EPPICH
                                                       Notary Public
                                            My Commision Expires April 1, 2005